EXHIBIT 16

August 19, 2002

Securities and Exchange Commission

Washington, D.C.  20549

Re:          Scanner Technologies Corporation

                File No. 000-08149

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Scanner Technologies Corporation dated August 19, 2002 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP